                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X /  Preliminary Proxy Statement
/  /  Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
/  /  Definitive Proxy Statement
/  /  Definitive Additional Materials
/  /  Soliciting Material Under Rule 14a-12


                               SEDONA CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

----------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:

----------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------

5) Total fee paid:

----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ---------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------
    3) Filing Party:

    ---------------------------------------------------------------------------
    4) Date Filed:

    ---------------------------------------------------------------------------

                               SEDONA CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD FRIDAY, AUGUST 27, 2004


To the Shareholders of SEDONA Corporation:

                  The Annual Meeting of Shareholders of SEDONA Corporation, a Pennsylvania corporation (the "Company"), will be held at the Valley Forge Scanticon Hotel & Convention Center (at the Radisson/Valley Forge Convention Center Complex), on Friday, August 27, 2004 at 11:00 AM, for the following purposes, as described in the Proxy Statement accompanying this Notice:

         1. To elect seven (7) directors to serve for the ensuing year until their successors are elected and qualified; and

         2. To approve an amendment to the Company's Articles of Incorporation, to increase the number of authorized shares of Common Stock from 125,000,000 to 175,000,000; and

         3. To transact such other business as may properly come before the meeting.

                  The Board of Directors has no knowledge of any other business to be presented or transacted at the Meeting.

                  Only Shareholders of record on June 11, 2004 are entitled to notice of and any adjournment or postponement of the Annual Meeting. Such shareholders may vote in person or by proxy at the Meeting. Further information as to the matters to be considered and acted upon at the Meeting can be found in the accompanying Proxy Statement.


                                    By Order of the Board of Directors,

                                    ANITA M. PRIMO
                                    Secretary

July 23, 2004


YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                               SEDONA CORPORATION
                      1003 WEST NINTH AVENUE, SECOND FLOOR
                            KING OF PRUSSIA, PA 19406
                            ________________________
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD FRIDAY, AUGUST 27, 2004
                             _______________________


                  This Proxy Statement, the foregoing Notice of Annual Meeting and the enclosed form of proxy are first being sent or delivered to Shareholders on or about July 23, 2004, in connection with the solicitation of proxies for use by the Board of Directors of SEDONA Corporation (the "Company"), at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at the Valley Forge Scanticon Hotel & Convention Center (at the Radisson/Valley Forge Convention Center Complex), 1210 First Avenue, King of Prussia, PA 19406 on Friday, August 27, 2004 at 11:00 A.M., for the purposes set forth in the foregoing Notice of Annual Meeting, and at any and all adjournments or postponements thereof.

RECORD DATE AND OUTSTANDING STOCK

                  The record date (the "Record Date") for determining those Shareholders entitled to notice of and to vote at the Meeting was June 11, 2004. As of the Record Date, the Company had outstanding 500,000 shares of Class A, Series A Preferred Stock, par value $2.00 per share ("Series A Preferred Stock"), 1,500 shares of Class A, Series H Convertible Preferred Stock, par value $2.00 per share ("Series H Preferred Stock") and 83,169,791 shares of Common Stock, par value $0.001 per share ("Common Stock").

PROXIES

                  Solicitation. Solicitation of proxies is being made by management at the direction of the Company's Board of Directors, without additional compensation, through the mail, in person or by internet. The cost will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held as of the Record Date by such persons, and the Company will reimburse them for their reasonable expenses in so doing.

                  Revocation. The execution of a proxy does not affect the right to vote in person at the Meeting. A proxy may be revoked by the person giving it at any time before it has been voted at the Meeting by submitting a later dated proxy, by giving written notice to the Secretary of the Company or by voting in person at the Meeting. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board of Directors. Any written notice of revocation or subsequent proxy should be delivered to:

                               SEDONA Corporation
                      1003 West Ninth Avenue, Second Floor
                            King of Prussia, PA 19406
                         Attention: Corporate Secretary

or hand delivered to the Secretary before the closing of the polls at the Meeting.

                  Signatures in Certain Cases. If a Shareholder is a corporation, the enclosed proxy should be signed in the Shareholder's corporate name by an authorized officer and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If stock is registered in the name of a decedent, an executor or administrator should sign the proxy, and his or her title as such should follow the signature.

MATTERS TO BE CONSIDERED

                  The Meeting has been called for the following purposes:

                  (i) Proposal 1 - to elect seven (7) Directors to serve on the Company's Board of Directors;

                  (ii) Proposal 2 - to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 125,000,000 to 175,000,000; and

                  (iii) Transact such other business as may properly come before the Meeting.

QUORUM AND VOTING

                  The presence, in person or by proxy, of Shareholders entitled to cast a majority of the votes which all Shareholders are entitled to cast on each matter to be voted upon at the Meeting is necessary for a quorum. The favorable vote of a majority of the votes cast at the Meeting by the Series A Preferred Stock and the Common Stock, voting as a single class, is required for approval of all business which will come before the Meeting, except for the election of Directors, who will be elected by at least a plurality of the votes cast.

                  Under the Pennsylvania Business Corporation Law, if a Shareholder (including a nominee, broker or other record owner) either records the fact of abstention, in person or by proxy, or fails to vote in person and does not return a duly executed form of proxy, such action would not be considered a "vote cast," and would have no effect on the outcome of the vote with respect to voting matters. If a Shareholder returns a duly executed form of proxy but has made no specifications with respect to voting matters, the persons named as proxies intend (unless instructed otherwise by the Shareholder) to vote for each of the nominees for Director named in this Proxy Statement, and to use their discretion in any other matters that may properly come before the Meeting.

                  Holders of Series A Preferred Stock and Common Stock of record at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented for Shareholder approval at the Meeting. Shareholders do not have the right to cumulate their votes for the election of Directors. Holders of Series H Preferred Stock are not entitled to vote on the matters set forth herein.

                        SECURITY OWNERSHIP OF MANAGEMENT

                  The following table sets forth information regarding the beneficial ownership of the Common Stock as of June 11, 2004 with respect to:

                  o Each person or group known to the Company who beneficially owns five percent or more of the outstanding shares of Common Stock;

                  o     Each Director and Named Executive Officer; and

                  o The Company's Executive Officers and Members of its Board of Directors as a group.

                  Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. The business address of each person named in the table below is c/o SEDONA Corporation, 1003 West Ninth Avenue, Second Floor, King of Prussia, Pennsylvania 19406.

                  Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the date of June 11, 2004 are deemed outstanding for the purpose of determining the amount of shares beneficially owned and computing the percentage ownership of any person. These shares, however, are not considered outstanding when computing the percentage ownership of any other person.

------------------------------------------------   --------------------   ----------------------
Name of Beneficial Owner                           Amount and Nature of
                                                   Beneficial Ownership        Percent of Class
------------------------------------------------   --------------------   ----------------------
Scott C. Edelman                                               0                               *
------------------------------------------------      ---------------     ----------------------
Marco A. Emrich                                        1,377,500(1)                        1.63%
------------------------------------------------      ---------------     ----------------------
Victoria V. Looney                                        67,500                               *
------------------------------------------------      ---------------     ----------------------
Jack Pellicci                                            242,868                               *
------------------------------------------------      ---------------     ----------------------
Anita M. Primo                                            91,700                               *
------------------------------------------------      ---------------     ----------------------
James C. Sargent                                         365,384                               *
------------------------------------------------      ---------------     ----------------------
Roger W. Scearce                                               0                               *
------------------------------------------------      ---------------     ----------------------
Robert Shapiro+                                          211,309                               *
------------------------------------------------      ---------------     ----------------------
David R. Vey                                          33,873,821(1)                       37.81%
------------------------------------------------      ---------------     ----------------------
All Executive Officers and Directors as
a group, (9 persons)                                  36,230,082                          39.51%
================================================   ====================   ======================


         *    Owner holds less than 1% of the class.

         + Mr. Shapiro is not standing for re-election to the Board of Directors at the Meeting

         (1) Includes shares which the individual has a right to acquire within 60 days upon the exercise of outstanding options, warrants and convertible notes as follows:

                  Marco Emrich               1,377,500
                  Victoria Looney               10,000
                  Jack Pellicci                221,544
                  Anita Primo                   52,974
                  James Sargent                278,705
                  Robert Shapiro               169,250
                  David Vey                  6,413,755

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                  At the Meeting, the Shareholders will elect seven Directors, each to hold office until the next Annual Meeting of Shareholders and until a successor has been elected and qualified.

                  The Board of Directors has nominated for election the seven persons designated below as the Company's Directors, five of whom currently serve on the Board of Directors. Mr. Edelman and Mr. Scearce are new nominees to the Board of Directors. Mr. Shapiro is not standing for re-election to serve as a Director. All nominees have consented to be named and to serve if elected. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitute will have discretionary authority to vote or to refrain from voting for the other nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of David R. Vey, Marco A. Emrich, Scott C. Edelman, Victoria V. Looney, Jack A. Pellicci, James C. Sargent and Roger W. Scearce.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR

-------------------- ----------- ------------------ ----------------------------
  NOMINEE'S NAME         AGE       DIRECTOR SINCE    POSITION WITH THE COMPANY
-------------------- ----------- ------------------ ----------------------------
   David R. Vey          51             2003        Chairman of the Board
-------------------- ----------- ------------------ ----------------------------
 Marco A. Emrich         52             1999        President, Chief Executive
                                                    Officer and Director
-------------------- ----------- ------------------ ----------------------------
 Scott C. Edelman        50               -         New nominee
-------------------- ----------- ------------------ ----------------------------
Victoria V. Looney       46             2003        Director
-------------------- ----------- ------------------ ----------------------------
 Jack A. Pellicci        66             1996        Director
-------------------- ----------- ------------------ ----------------------------
 James C. Sargent        88             1992        Director
-------------------- ----------- ------------------ ----------------------------
 Roger W. Scearce        54               -         New nominee
-------------------- ----------- ------------------ ----------------------------

                  The business experience, principal occupation and employment of the nominees for the previous five years have been as follows:

                  David R. Vey has served as Chairman of the Board since May 2003 and has been a Director since March 2003. Mr. Vey founded Vey Development, Inc. a privately held residential and commercial real estate development company, with primary real estate holdings in Louisiana and California, and has served as its President since 1983. Mr. Vey holds a Bachelor of Arts, Landscape Architecture and a Bachelor of Science, Forest Management from Louisiana State University.

                  Marco A. Emrich has served as CEO and President since September 1999. He has over 20 years of software industry experience. From 1998 to 1999, he served as President and CEO of Cambridge-based e-commerce application service provider Empresa Inc. Prior to joining Empresa Inc., Mr. Emrich was President, Chief Executive Officer and Chairman of CenterLine Software, Inc., where he created and launched a web-based application that enables businesses to monitor, manage and report on network-centric or multi-tier distributed business applications. Prior to CenterLine, he held positions as Senior Director of Cincom Systems, Inc.'s Advanced Technology Group and Manager of NAS Information Network Technology Group at Digital Equipment Corporation. Mr. Emrich holds a Bachelor's degree in Electrical Engineering with specialization in Systems Engineering from Pontifical Catholic University of Rio De Janeiro, Brazil.

                  Scott C. Edelman is a new nominee to the Board of Directors for 2004. Since July 2002, he has served as the Chief Executive Officer of CellzDirect, a privately held bioscience company that provides bio/pharmaceutical companies with quality cell products and contract laboratory services focused primarily on drug metabolism and toxicology. Mr. Edleman has managed numerous small- to intermediate-sized technology companies with a variety of domestic and international distribution channel strategies. Prior to CellzDirect, Mr. Edelman served as President and Chief Executive Officer of GroupSystems.com, a collaborative tools software vendor specializing in group dynamics and collaborative team decision-making from January 1999 to July 2002. Mr. Edelman holds a Bachelor of Science degree in Business Administration from Pennsylvania State University.

                  Victoria V. Looney has served as a Director of the Company since March 2003. Ms. Looney co-founded ACEncrypt, LLC, a privately-held technology solutions marketing firm providing expert security solution software and hardware applications, consulting services and support to corporate and government approved buyers. She has served as President of ACEncrypt Solutions since 2001. Prior to founding ACEncrypt, Ms. Looney was Vice President of Sales at GroupSystems.com from 1999 to 2001 and earlier held positions with IDCertify, as Vice President of Business Development, from 1998 to 1999. She also served as Vice President of Sales & Marketing from 1997 to 1998 for Dakotah Direct (a unit of Genesis Teleserv Corporation.) Ms. Looney is a graduate of the American University in Washington, DC where she received a degree in International Studies. Mr. Vey appointed Ms. Looney to the Board pursuant to the Company's financing agreement with Mr. Vey, in which he is entitled to appoint up to 30% of the members of the Board of Directors within 90 days of March 8, 2003. Ms. Looney is the sister of Mr.Vey.

                  Jack A. Pellicci has served as a Director since 1996. Mr. Pellicci is Group Vice President of Business Development, for Oracle's Government, Education and Health Industries, where he leads the Business Development Group for Oracle's Federal and State/Local Governments, Education, Health and Aerospace/Defense Industries. Prior to joining Oracle in 1992, Mr. Pellicci retired as a Brigadier General with 30 years in the U.S. Army, where he was the Commanding General of the Personnel Information Systems Command. Mr. Pellicci is a member of the Board of Directors of the Open Geospatial Consortium
(OGC), a worldwide organization leading the initiative for interoperability of geospatial information and location-based services. He also serves as a Director on the Board of the Fairfax County Chamber of Commerce, the United Services Organization of Metropolitan Washington, and serves on the External Research Advisory Committee for the University of Texas at Dallas and the Homeland Security Institute Advisory Board at Purdue University. He currently serves as a Corporate Fellow for the National Governors Association, and is a Fellow with the Council on Excellence in Government and serves as a member of the council's CIO-SAGE Program. He is a graduate of the U.S. Military Academy at West Point with a Bachelor of Engineering degree, and received a Master of Mechanical Engineering degree from Georgia Institute of Technology.

                  James C. Sargent has served as a Director since 1992. Mr. Sargent was counsel to the law firm of Opton, Handler, Gottlieb, Fieler & Katz and was counsel to Abel Noser Corporation, a member of the New York Stock Exchange. He was previously a partner and counsel to Whitman Breed Abbott & Morgan, LLP, now Winston and Strawn. He served as New York Regional Administrator from 1955 to 1956, and Commissioner of the Securities and Exchange Commission from 1956 to 1960. He received his BA and LLB degrees from the University of Virginia.

         Roger W. Scearce is a new nominee to the Board of Directors in 2004. Mr. Scearce is a senior partner with Vanguard Advisors, LLC. Vanguard's mission is to provide world-class advisory and consulting services to business and government leaders. He is a founding member and has been with Vanguard since May 2003. Prior to forming Vanguard Advisors, LLC, Mr. Scearce was a Senior Vice President with American Management Systems (AMS), from April 1999 to April 2003, where he led their Department of Defense (DoD) Strategic Account Group. While at AMS, Mr. Scearce also served as the Deputy Program Manager, DoD Financial Management Enterprise Architecture as a key executive member of "Team IBM" in support of the DOD's Business Management Modernization Program (BMMP). Before joining AMS, Mr. Scearce was a career military officer, rising to the rank of Brigadier General, U.S. Army. His last active duty assignment was Deputy Director of the Defense Finance and Accounting Service. Mr. Scearce managed the day-to-day finance and accounting operations and activities of the Defense Department worldwide. Earlier leadership roles and assignments included serving as Commandant of the U.S. Army Finance School and Chief of the U.S. Army Finance Corps; and Commander 266th Theater Finance Command, U.S. Army, Europe. Mr. Scearce graduated from Florida Southern College with a Bachelor of Science degree in Accounting and earned an MBA from Syracuse University. He is a past National Vice President of the American Society of Military Comptrollers and past President of the Association of Syracuse Army Comptrollers. He is also an active member of the Association of Government Accountants. Mr. Scearce is the immediate past Chairman of the Board of Directors of Andrews Federal Credit Union, Andrews AFB, Maryland, where he still serves as a Director.

                          BOARD AND COMMITTEE MEETINGS

                  The Board of Directors held fourteen (14) meetings in 2003. During 2003, each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and any committee on which each served. The Company expects all of its Directors to attend the annual meetings of shareholders.

         Audit Committee

                  The Board of Directors has an Audit Committee composed of three directors. James C. Sargent, Robert M. Shapiro and Victoria V. Looney, each whom is considered an "independent director" under the rules of the SEC. The Audit Committee met nine times during 2003. The Board of Directors has determined that James C. Sargent qualifies as an "audit committee financial expert" under SEC rules. Roger Scearce is expected to serve as the audit committee financial expert upon his election as a Director at the Meeting. The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting systems, alternative accounting principles that could be applied and the quality and effectiveness of the independent public accountants.

         Nominations Committee and Process

                  The Board of Directors has a Nominating Committee, consisting of Jack A. Pellicci (Chair), David R. Vey and Marco A. Emrich. The function of the Nominating Committee is to establish criteria for selecting candidates for nomination to the Board of Directors; actively seeking candidates to meet those criteria; and making recommendations to the Board of Directors of nominees to fill vacancies on, or as additions to, the Board of Directors. The Nominating Committee did not meet during 2003. The Nominating Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its shareholders. Director nominees should have high-leadership business experience, knowledge about issues affecting the Company and the ability and willingness to apply sound and independent business judgment. The Nominating Committee will consider nominees for election to the Board of Directors that are recommended by shareholders, provided that a complete description of the nominees' qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of the Nominating Committee, c/o Corporate Secretary, SEDONA Corporation, 1003 W. Ninth Avenue, Second Floor, King of Prussia, PA 19406 and should not include self-nominations. The Nominating Committee applies the same criteria to nominees recommended by shareholders.

         Compensation Committee

                  The Board of Directors also has a Compensation Committee, consisting of Victoria V. Looney (Chair), Jack A. Pellicci and Robert M. Shapiro. The Compensation Committee is responsible for developing and executing plans for the compensation of the Executive Officers, including the CEO of the Company. Additionally, the Compensation Committee has administered the SEDONA Corporation 2000 Incentive Stock Option Plan (the "2000 Plan"), including the determination, subject to the 2000 Plan's provisions, of the individuals eligible to receive awards, the individuals to whom awards should be granted, the nature of the awards to be granted, the number of awards to be granted, the exercise price, vesting schedule, term, and all other conditions and terms of the awards to be granted. This committee met once during 2003.

                  Executive Committee

                  The Executive Committee's scope of responsibilities has been expanded by the consolidation of the former Strategic Direction and Finance Committees into the Executive Committee. The committee members include, David R. Vey (Chair), Jack Pellicci and currently has one vacancy. The Executive Committee did not meet during 2003.

                            COMPENSATION OF DIRECTORS

                  Under our 2000 Incentive Stock Option Plan, each of our non-employee directors, on the first business day of January of 2002 and on the first business day of January in each succeeding year, shall receive as compensation for service to the Board of Directors, a grant of an option to purchase our Common Stock, at the then current fair market value, as determined in accordance with the Plan, as follows: a 30,000 share option grant for service to the Board of Directors during the preceding year; plus, a 5,000 share option grant for serving as the Chairman of the Board of Directors or a Chairman of a committee of the Board of Directors during the preceding year. If, however, an Eligible Director shall become eligible for an option grant after the first regularly scheduled meeting to the Board of Directors during any calendar year, the Compensation Committee shall determine the size of such option grant by multiplying 30,000 shares (and/or 5,000 shares) by a fraction which is determined by dividing the number of regularly scheduled Board of Directors meetings remaining in the calendar year by four. The non-employee directors were entitled to the following option grants in January 2004 for service to our Board of Directors in 2003: Ms. Looney, 26,250 shares; Mr. Pellicci and Mr. Sargent, 35,000 shares; Mr. Shapiro, 30,000 shares; and Mr. Vey, 30,000 shares.

                  In addition, any new director elected to our Board of Directors will be granted an option to purchase 50,000 shares of our Common Stock, at the then current fair market value. The shares underlying this option will vest at the rate of 10,000 shares per year for five years, on the anniversary date of the new director's election to our Board of Directors. In February 2003, Ms. Looney was granted options to purchase 50,000 shares of our Common Stock. In March 2003, Mr. Vey was also granted options to purchase 50,000 shares of our Common Stock.

                  In addition, on or before January 31 in each year, our non-employee directors each would receive an annual retainer of $5,000 as cash compensation for services as a director for the preceding year. Also, each of our non-employee directors receives $500 for attendance at each Board of Directors and committee meetings, with multiple meetings held on the same day to count as one. By resolution of the Board of Directors in March 2002, any Director's cash compensation obligations that may accrue would be paid in cash only if the Company is current in all of its cash obligations, or on a change of control, assuming that all current cash obligations had been met.

                  If unexercised, each option shall expire on the tenth anniversary of the date of grant and shall vest and become fully exercisable upon grant, with the exception that the new director options shall vest over five years. Once vested, options shall remain fully exercisable until the earlier of: (i) the expiration of their ten-year term; (ii) three years following the optionee's separation from Board of Directors service for any reason; or (iii) one year following the death of the optionee.

                       COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

                  The following table sets forth certain compensation information awarded to, earned by, or paid for services rendered to us and our subsidiaries in all capacities during the three years ended December 31, 2003, 2002 and 2001 for our President and Chief Executive Officer, who is the only executive officer whose salary and bonus for such years exceeded $100,000:


------------------------------- --------- ----------------------- ----------------- ------------------------ ----------------------
                                                                                      Compensation Awards
Name and Principal Position      Fiscal     Annual Compensation      Other Annual    Securities Underlying        All Other
                                  Year                               Compensation      Options/Warrants          Compensation
------------------------------- --------- ------------- --------- ----------------- ------------------------ ----------------------
                                             Salary      Bonus
------------------------------- --------- ------------- --------- ----------------- ------------------------ ----------------------
Marco A. Emrich......             2003      $230,353      $0               $0                   0                   $13,240*
  President and Chief             2002       191,682       0                0                   0                       0
  Executive Officer               2001       216,923     45,250             0                652,00                     0
------------------------------- --------- ------------- --------- ----------------- ------------------------ ----------------------


* Compensation of $13,240 was paid by the issuance of 77,885 shares of our Common Stock.


Options Awarded, Exercised and Unexercised

         The following table sets forth information with respect to the named executive officers concerning the exercise of options for the ended December 31, 2003 and the unexercised options held as of December 31, 2003. There were no options granted to the named executive officers during 2003.

----------------------- ---------------- -------------- ------------------------------------- -----------------------------------
                                                          Number of Securities Underlying
                        Shares Acquired                 Unexercised Options and Warrants at     Value of Unexercised In-the-Money
          Name            on Exercise    Value Realized          December 31, 2003                Options at December 31, 2003
----------------------- ---------------- -------------- ------------------ ------------------ ------------------ ----------------
                                                        Exercisable        Unexercisable      Exercisable        Unexercisable
----------------------- ---------------- -------------- ------------------ ------------------ ------------------ ----------------
Marco. A. Emrich               0               0            1,377,500              0                  0                  0
----------------------- ---------------- -------------- ------------------ ------------------ ------------------ ----------------

                SUMMARY OF ALL EXISTING EQUITY COMPENSATION PLANS

                  The following table sets forth information as of the end of the Company's 2003 fiscal year with respect to compensation plans under which the Company is authorized to issue shares of its Common Stock


                                                                                                Number of Shares
                                                                                               Remaining Available
                                                                        Weighted-Average       for Future Issuance
                                                                        Exercise Price of         under Equity
                                              Number of Shares to be       Outstanding         Compensation Plans
                                             Issued Upon Exercise of        Options,          (excluding securities
                                               Outstanding Options,       Warrants and          reflected in 1st
               Plan Category                   Warrants and Rights           Rights                  column)
               -------------                 -----------------------    -----------------     ---------------------

Equity compensation plans approved by
   security holders (1).................            3,220,056                 $1.51                 6,024,896
Equity compensation plans not approved by
   security holders (2).................                -                        -                      -
Total...................................            3,220,056                 $1.51                 6,024,896

----------------

(1)      These plans consist of the 2000 Incentive Stock Plan.

(2) The Company does not maintain any equity compensation plans that have not been approved by the shareholders.



Employment Agreements And Change Of Control Arrangements

                  Agreement with Mr. Emrich: In June 2004, we entered into an employment agreement with Marco A. Emrich, our Chief Executive Officer and President. The agreement has a term of two years and thereafter shall continue from year-to-year based on the approval of the both parties occurring at least six months prior to the end of the term. Mr. Emrich serves under the terms of this agreement with an annual base salary of $225,000. Mr. Emrich may also earn up to $100,000 annually in the form of a cash bonus, subject to meeting stated revenue goals and expense targets. In the event of "Change of Control", as defined in the employment agreement, Mr. Emrich may elect to receive six months salary, a pro-rata portion of any bonus earned and unpaid by the Company and continuation of all employee benefits for six months. The agreement allows the Company to terminate executive for cause or without cause. Mr. Emrich may also terminate the agreement for good cause if the executive is removed from, or there is a material diminution of his duties where total compensation, calculated as base salary plus annual bonus becomes less than ninety percent of executive's total compensation. In the event of such separation, Mr. Emrich shall receive six months salary, a pro-rata portion of any bonus earned and unpaid by the Company and continuation of all employee benefits for a six month period. The agreement also contains nondisclosure and confidentiality provisions that apply through the term of employment.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The Compensation Committee is responsible for recommending compensation policies with respect to of the Company's Executive Officers, and for making decisions about awards under the Company's stock-based compensation plans. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. This report addresses the Company's compensation policies for 2003 as they affected the Chief Executive Officer and the Company's other Executive Officers, including the named executive officers.

Compensation Policies

                  The Compensation Committee's executive compensation policies are designed to provide competitive compensation opportunities, reward executives consistent with the Company's performance, recognize individual performance and responsibility, underscore the importance of shareholder value creation, and assist the Company in attracting and retaining qualified executives. The principal elements of compensation employed by the Compensation Committee to meet these objectives are base salaries, annual cash incentives, and long-term stock-based incentives.

                  All compensation decisions are determined following a review of many of the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

                  In general, the Compensation Committee intends that the overall total compensation opportunities provided to the Company's Executive Officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance, and the individual's performance in establishing the compensation opportunities for the Executive Officers. Total compensation opportunities for the Executive Officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the Executive Officers reflects both their contributions to the Company's actual shareholder value creation and the Company's actual financial performance.

                  The competitiveness of the Company's total compensation program - including base salaries, annual cash incentives, and long-term stock-based incentives - is assessed by the Compensation Committee. Data for external comparisons may be drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size as the Company.

                  To present a reasonable comparison of the Company's performance versus the Company's peers, the Board of Directors has determined that it would employ two indexes in the Stock Performance Graph section of this report; (i) the Nasdaq Market Index- US Cos. and (ii) the Nasdaq Computer and Data Processing Index, since there is no one index that exactly matches the Company's business. As the Company progresses with its business development plans, many of the firms in these indexes will be employed in the peer group to be used by the Compensation Committee to assess the external competitiveness of compensation levels.

                  While the targeted total compensation levels for the Executive Officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance.

                  Shareholders should be aware that given the past year's performance of the Company, no cash bonuses were distributed to the Company's employees or its Executive Officers. To the contrary, the Company's employees and Executive Officers accepted a 10% salary decrease in effect since September 2001 that was not reinstated until December 2003.

Base Salary

                  The Compensation Committee on an annual basis reviews base salaries for all Executive Officers, including the Company's Chief Executive Officer. In determining appropriate base salaries, the Compensation Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships, and the contributions of the individual to the Company's success.

Annual Cash Incentive Opportunities

                  The Compensation Committee believes that executives should be rewarded for their contributions to the success and profitability of the Company and, as such, approves the annual cash incentive awards. Incentive awards are linked to the achievement of revenue and net income goals by the Company and/or specific business units, and the achievement by the executives of certain assigned objectives. The individual objectives set for the Company's Executive Officers are generally objective in nature and include such goals as revenue, profit and budget objectives, and increased business unit productivity. The Compensation Committee believes that these arrangements tie the executive's performance closely to key measures of the success of the Company or the executive's business unit. All Executive Officers, including the Chief Executive Officer, are eligible to participate in this program.

Long-Term Stock-Based Incentives

                   The Compensation Committee also believes that it is essential to link the interests of executive and shareholder together. As such, from time to time, the Compensation Committee grants stock options to Executive Officers and other employees under the 2000 Plan. In determining actual awards, the Compensation Committee considers the externally competitive market, the contributions of the individual to the Company's success, and the need to retain the individual over time. All Executive Officers, including the Chief Executive Officer, are eligible to participate in this program.

                  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its named executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although no named executive officer received compensation exceeding this limit in 2003, the Company has limited the number of shares of Common Stock subject to options, which may be granted, to the Company's employees in a manner that complies with the performance-based requirements of Section 162(m). While the Compensation Committee does not currently intend to qualify its annual incentive awards as a performance-based plan, it will continue to monitor the impact of
Section 162(m).

                                   THE COMPENSATION COMMITTEE

                                   Victoria V. Looney, Chair
                                   Jack A. Pellicci, Member
                                   Robert M. Shapiro, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  Our Compensation Committee consists of Ms. Looney, Mr. Pellicci, and Mr. Shapiro. None of our Executive Officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of, or member of our Compensation Committee.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  We entered into the following financing agreements to provide working capital with Mr. David R. Vey, Chairman of our Board and/or related parties as of July 1, 2004. Mr. Vey is a selling shareholder who owns more than 5% of our outstanding Common Stock.

                  In December 2002, Mr. Vey committed to fund a total of $1,420,000. The payments would be made available to the Company on various funding dates through March 2003. In December 2002, we received proceeds of $100,000 in the form of a convertible debenture. In January 2003, we received proceeds of $820,000 in the form of $220,000 in convertible debentures and a $600,000 promissory note. The promissory note bears interest at a rate of 7% and matured on January 15, 2004. The due date was extended to January 15, 2005. The convertible debentures bear interest at rates ranging from 7% to 8% and are convertible at the option of Mr. Vey into 13,000,000 shares of our Common Stock. The debentures matured at various dates in December 2003 and January 2004. As of January 30, 2004, Mr. Vey elected to convert the above referenced debentures into 13,000,000 shares of our Common Stock, of which 3,000,000 shares were received upon conversion on December 31, 2003. Additionally, we received $500,000 in March 2003, in the form of a $400,000 promissory note and a $100,000 convertible debenture. These instruments have terms similar to those of the earlier investment, and matured in March 2004. The due date was extended to March 2005. The March 2003 debenture was converted into 10,000,000 shares of our Common Stock in March 2004.

                  From June 2003 through December 2003, we received $620,000 in proceeds and issued 8% convertible debentures to Mr. Vey. The debentures were issued for a one-year term and are convertible at the option of Mr. Vey at various dates from June 2004 to December 2004 into 2,699,219 shares of our Common Stock.

                  In June 2003, Mr. Vey exercised a warrant to purchase 500,000 shares of our Common Stock at an exercise price of $0.35 per share providing $175,000 in proceeds.

                  In January 2004, Mr. Vey purchased 212,766 shares of our Common Stock for $100,000 in a private placement transaction. He was also granted Common Stock warrants to purchase an additional 106,383 shares of our Common Stock at an exercise price of $0.70 per share.

                  In June 2004, the Company received $500,000 in proceeds and issued an 8% convertible note due in June 2005 to Mr. Vey. The note is convertible at the option of Mr. Vey into 1,423,533 shares of our Common Stock.

                  Mr. Vey was also entitled to appoint up to 30% of the members our Board of Directors within 90 days after the date of the financing arrangement in March 2003. Ms. Looney was appointed to the Board at the request of Mr. Vey.

                  In September 2003, we sold a licensing agreement to ACEncrypt Solutions, LLC. The President of ACEncrypt Solutions LLC, Victoria Looney, is a member of our Board of Directors. Mr. Vey also has a financial interest in ACEncrypt Solutions. The total fee for the license agreement is $1,000,000, which includes delivery of the current version of Intarsia, plus the cost of other contract defined milestones related to the development of derivative products for the healthcare market. The Company has recognized $475,000 of revenue from this transaction in the third quarter of 2003 related to sale of Intarsia, the balance of the contract has been deferred until delivery of the remaining milestones.

                  In March 2002, we entered into an agreement to purchase substantially all of the assets of Lead Factory, Inc. for a combination of stock warrants and cash. The Company's Chief Marketing Officer, Alyssa Dver, founded Lead Factory. The terms of the sale included issuance of 100,000, ten-year warrants, at an exercise price of $0.72 per share upon the signing of the agreement. The Company also accrued $50,000 in royalties earned under the terms of this agreement during the third quarter of 2003. Lead Factory, a Boston-based company which designs, builds, and markets computer software and services to aid sales and marketing persons with customer prospecting, initially became a partner in 2000 when we acquired a 10% equity interest, which interest we had subsequently fully reserved. This purchase agreement supercedes all earlier agreements with Lead Factory.



                  SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who beneficially own more than 10% of its Common Stock, to file reports of their ownership and changes in ownership with the Securities and Exchange Commission, and to furnish us with copies of any reports that they file. Based solely on review of the copies of these reports received or written representations that no reports on Form 5 were required, we believe that, for the year ended December 31, 2003, all reporting persons complied on a timely basis with the filing requirements applicable to them, except as follows: David Vey filed a Form 4 on March 11, 2004 to report purchases of Common Stock of 89,286 shares on December 23, 2003, 212,766 shares on January 13, 2004 and 3,000,000 shares from a debt conversion on January 28, 2004. David Vey also filed a Form 4 on December 17, 2003 to report 640,000 derivative securities acquired on July 15, 2003, 888,889 derivative securities acquired on September 25, 2003 and 634,615 derivative securities acquired on September 25, 2003. Mr. Vey also filed a Form 4 on June 23, 2004 to report shares of Common Stock owned through exercise of a warrant on June 13, 2003. Anita Primo filed a Form 3 on March 2, 2004 to report 38,726 initial shares beneficially owned and 65,000 derivative securities beneficially owned; Victoria Looney filed a Form 3 on April 2, 2003 to report 57,500 initial shares beneficially owned and 50,000 derivative securities owned.


                             AUDIT COMMITTEE REPORT

                  The Audit Committee of the Board of Directors has:

     o Reviewed and discussed the Company's audited consolidated financial statements with management and the Company's certified independent auditors;

     o Discussed with the Company's certified independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements; and

     o Received the written disclosures and the letter from the Company's certified independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from the Company) and has discussed with the Company's certified independent auditors that firm's independence.

                  Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Auditor Fees and Services

                  The following is a summary of the fees billed to the Company by McGladrey & Pullen, LLP ("McGladrey), the Company's certified independent auditors for professional services rendered for the second, third and fourth quarters of the fiscal year ended December 31, 2003, and by Ernst & Young LLP ("E&Y"), the Company's former certified independent auditors, for the first quarter of fiscal year ended December 31, 2003 and for the fiscal year ended December 31, 2002:

          ------------------------------- ---------------------------
                   FEE CATEGORY                   TOTAL FEES
                                                 FISCAL YEAR
          ------------------------------- ---------------------------
                                               FY 2003       FY 2002
          ------------------------------- ------------- -------------
          Audit Fees (1)                      $133,919      $103,545
          ------------------------------- ------------- -------------
          Audit-Related Fees (2)                     -             -
          ------------------------------- ------------- -------------
          Tax Fees (3)                               -        24,750
          ------------------------------- ------------- -------------
          All Other Fees (4)                     9,750             -
          ------------------------------- ------------- -------------
          Total Fees                          $143,669      $129,295
          ------------------------------- ------------- -------------

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's financial statements and for reviews of the interim financial statements included in the Company's quarterly reports on Form 10-Q.

(2) Audit-Related Fees consist of fees billed for professional services rendered for audit-related services, including consultation on SEC filings and the issuance of consents and consultations on other financial accounting and reporting related matters.

(3) Tax Fees consists of fees billed for professional services relating to tax compliance and other tax advice.

(4)  All Other Fees consist of fees billed for all other services.

                  The Audit Committee pre-approved all audit and non-audit services described above rendered to the Company by McGladrey and E&Y during fiscal 2003, and has pre-approved similar services to be rendered during fiscal 2004. The Audit Committee believes the rendering of these services is not incompatible with the independent auditors maintaining their independence.

                                                 THE AUDIT COMMITTEE
                                                 James C. Sargent
                                                 Robert M. Shapiro
                                                 Victoria V. Looney



                          COMPARATIVE STOCK PERFORMANCE

                  The graph below compares the cumulative total shareholder return on the Company's Common Stock for the period from December 31, 1998 through December 31, 2003 with the cumulative total return on (i) the Nasdaq Market Index- US Cos. and (ii) the Nasdaq Computer and Data Processing Index. The comparisons assume the investment of $100 on December 31, 1998 in Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The Company has not paid any dividends on its Common Stock, and intends to retain future earnings, if any, to finance the expansion and growth of our business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. The performance graph is not necessarily indicative of future performance.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
             AMONG SEDONA CORPORATION, NASDAQ MARKET INDEX-US COS.
                   AND NASDAQ COMPUTER & DATA PROCESSING INDEX

                               [GRAPHIC OMITTED]

----------------------------------------------------------------------------------------------------------------
                                              1998       1999        2000       2001        2002       2003
----------------------------------------------------------------------------------------------------------------
SEDONA CORPORATION                           100.00     144.74       35.54      33.26        6.78      17.68
----------------------------------------------------------------------------------------------------------------
NASDAQ COMPUTER & DATA PROCESSING INDEX      100.00     212.92      109.31      85.48       57.36      73.50
----------------------------------------------------------------------------------------------------------------
NASDAQ MARKET INDEX-U.S. COS.                100.00     180.85      114.50      88.38       61.84      94.00
----------------------------------------------------------------------------------------------------------------

                                   PROPOSAL 2

           APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

         The Board of Directors recommends an amendment to the Company's Amended Articles of Incorporation to increase the authorized number of shares of Common Stock from one hundred twenty-five million (125,000,000) to one hundred seventy-five million (175,000,000). Therefore, the Board of Directors proposes that Section 401 of the Article IV of the Company's Amended Articles of Incorporation be amended to read in its entirety as follows:

         "Section 401. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 178,000,000 shares, divided into 175,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), 2,000,000 shares of Class B Preferred Stock, par value $0.01 per share (the "Class B Preferred Stock") and 1,000,000 shares of Class A Preferred Stock, par value $2.00 per share (the "Class A Preferred Stock") (the Class A and Class B Preferred Stock are hereinafter collectively referred to as the "Senior Stock"). Subject to the rights and preferences of the Class B Preferred Stock, the Board of Directors shall have full authority permitted by law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any series of the Class A Preferred Stock that may be desired to the extent not determined by the articles."

            The Board of Directors believes that the proposed amendment to the Company's Amended Articles of Incorporation is desirable because the larger number of authorized Common Stock will provide the Company with more financial flexibility. The additional shares of Common Stock authorized pursuant to the amendment could be issued in connection with future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes at the discretion of the Board of Directors without further action by the Company's shareholders, except as required by applicable law, regulation or rule.

            Although the proposal to increase the number of authorized shares of Common Stock has been prompted by business and financial considerations, and not by the threat of any attempt to accumulate shares and gain control of the Company, shareholders nevertheless should be aware that the additional shares of the Company's Common Stock that would become available for issuance if this proposal is adopted could also be used by the Company to oppose a hostile takeover attempt, or delay or prevent changes of control in the Company or changes in or removal of management of the Company. For example, without further shareholder approval, the Board of Directors could sell shares of Common Stock in a private transaction to purchasers who oppose a takeover or favor the current Board and management. Such issuances may prevent transactions that are favored by the majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over the market price or benefit in some other manner. In addition, the issuance of shares of the Company's Common Stock may, in certain situations, dilute the present equity ownership position of current shareholders. As of the date of this Proxy Statement, the Company has no plans or commitments that would involve the issuance of the additional shares, other than issuances upon the exercise or conversion of outstanding options, warrants and other securities and upon exercise of options to be granted under the Company's employee stock plans.

         THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2, THE APPROVAL AND AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION.

         The approval of this proposed amendment to the Amended Articles of Incorporation will require the favorable vote of the holders of a majority of the outstanding Series A, Class A Preferred Stock and Common Stock, voting together as a single class.

                         COST OF SOLICITATION OF PROXIES

                  The Company will bear the cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or facsimile by Directors, officers or regular employees of the Company without any special remuneration, or by a professional proxy solicitation organization engaged by the Company.

                                  OTHER MATTERS

                  Management does not intend to present, and does not have any reason to believe that others will present, any matters or items of business at the Meeting or any adjournment thereof other than those specifically set forth in the Notice of Annual Meeting. If any other matters are properly presented for a vote at the Meeting, however, it is intended that shares represented by proxy will be voted in accordance with the judgment of the persons voting them.

                              SHAREHOLDER PROPOSALS

                  Any Shareholder who, in accordance with and subject to the provisions of the rules of the SEC and applicable laws of the Commonwealth of Pennsylvania, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its next Annual Meeting of Shareholders, must deliver such proposal, in writing, to the attention of the Secretary of the Company at the Company's principal executive offices at 1003 West Ninth Avenue, Second Floor, King of Prussia, PA 19406, not later than March 23, 2005.

                           SHAREHOLDER COMMUNICATIONS

                  Shareholders may contact the Board of Directors by writing to them c/o Corporate Secretary, Sedona Corporation, 1003 West Ninth Avenue, Second Floor, King of Prussia, PA 19406.

                          ANNUAL REPORT TO SHAREHOLDERS

                  A copy of the Company's 2003 Annual Report to Shareholders is being transmitted herewith. Shareholders are referred to the Annual Report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and does not form a part of the proxy solicitation materials.

         THE ANNUAL REPORT INCLUDES, AMONG OTHER INFORMATION, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003. ADDITIONAL COPIES OF THE FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, DIRECTED TO SEDONA CORPORATION, ATTENTION: CORPORATE SECRETARY, AT 1003 WEST NINTH AVENUE, SECOND FLOOR, KING OF PRUSSIA, PA 19406.

                                    BY ORDER OF THE BOARD OF DIRECTORS,

                                    ANITA M. PRIMO
                                    SECRETARY

July 23, 2004

                               SEDONA CORPORATION
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS AUGUST 27, 2004

                  The undersigned hereby appoints DAVID R. VEY and ANITA M. PRIMO or either of them acting in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of SEDONA Corporation, to be held on Friday, August 27, 2004, and at any adjournments thereof, to vote the shares of Common Stock that the signer would be entitled to vote if personally present as indicated below and on the reverse side hereof and on any other matters brought before the meeting, all as set forth in the Proxy Statement of SEDONA Corporation, dated July 23, 2004, receipt of which is hereby acknowledged.

                     Please date, sign, and return promptly.
           This proxy is solicited on behalf of the Board of Directors of SEDONA Corporation

1.  To elect Directors: Nominees:          David R. Vey, Marco A. Emrich,
                                           Scott C. Edelman, Victoria V. Looney,
                                           Jack A. Pellicci, James C. Sargent
                                           and Roger W. Scearce.

[__]     FOR all nominees

[__]     WITHHOLD authority for all nominees.

[__]     WITHHOLD authority for the following
         nominee(s)and vote FOR all other
         nominees.


2. To approve the amendment to the Company's Articles of Incorporation to increase the authorized shares.

[__]     FOR

[__]     AGAINST

[__]     ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES AND FOR THE INCREASE IN AUTHORIZED SHARES.

Your signature(s) on this form of proxy should be exactly as your name and/or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing is by an attorney, executor, administrator, trustee, or guardian, please give full title.

Dated                  2004                          -------------------------
     ------------------                                Signature



Dated                  2004                          -------------------------
     ------------------                                Signature

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the fully executed proxy is returned, such shares will be voted in accordance with the recommendations of the Board of Directors FOR all nominees and FOR the increase in authorized shares.